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                                    EXHIBIT 10.1

                           AMENDMENT TO CREDIT AGREEMENT

     THIS AMENDMENT is entered into as of January 31, 1998 by and between Spectrum Bancorporation, Inc., a Delaware corporation (the "Borrower"), and First Bank National Association (the "Bank"). In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Borrower and the Bank agree as follows:

     1.   Upon the execution of this Amendment:

          a. The Bank shall lend the Borrower the sum of $1,805,000.00 (the "New Loan"); and

          b. The Borrower shall use all proceeds of the New Loan solely to acquire all of the shares of stock of First Savings & Loan Association of South Dakota, Inc. (the "Association") that are not already owned by the Borrower, such acquisition to be made through a reverse subsidiary merger of Transitory Subsidiary, Inc. into the Association pursuant to an Agreement and Plan of Merger dated as of November 19, 1997; and

          c. The Borrower shall cause the Association to be merged into F&M Bank, Watertown, South Dakota ("F&M Bank") pursuant to an Agreement and Plan of Merger dated as of November 24, 1997; and

          d. The Borrower shall pledge and deliver to the Bank all of the certificates for all shares of stock of F&M Bank thereby acquired by the Borrower and executed stock powers for such certificates, all in form and substance acceptable to the Bank, pursuant to the Borrower's Pledge Agreement dated October 17, 1997 in favor of the Bank; and

          e. The Borrower shall deliver to the Bank the executed Amended and Restated Term Note (as defined herein), and the executed Consent and Agreement of Deryl F. Hamann, Deryl F. Hamann, as Trustee, Rushmore Financial Services, Inc., Spectrum Financial Services, Inc., Daniel A. Hamann, Esther Brabec, and Julie R. Bunderson, all in form and substance acceptable to the Bank; and

          f. The Borrower shall pay the Bank a loan fee of $4,500.00 for the New Loan; and

          g. The Borrower shall deliver to the Bank an executed legal opinion in form and substance acceptable to the Bank.

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     2.   The Bank consents to such acquisition and mergers, provided that the
Borrower takes all actions required by Section 1.

     3. The Borrower's obligation to repay the New Loan and to pay interest and other charges, fees and expenses thereon, and to pay the unpaid balance of the Borrower's $650,000.00 Term Note dated October 17, 1997 in favor of the Bank, as amended, is evidenced by the Borrower's $2,455,000.00 Amended and Restated Term Note dated the date hereof in favor of the Bank (the "Amended and Restated Term Note"), which supersedes and replaces such amended Term Note. The Amended and Restated Term Note is guaranteed by the Guaranty of Deryl F. Hamann, and is secured by the Pledge Agreement of the Borrower, the Third Party Pledge Agreement of Deryl F. Hamann, the Third Party Pledge Agreement of Deryl F. Hamann, Trustee of the Ada Geis Trusts for the Children of Deryl F. Hamann, the Third Party Pledge Agreement of Rushmore Financial Services, Inc., and the Third Party Pledge Agreement of Spectrum Financial Services, Inc., all dated
October 17, 1997 in favor of the Bank, and by assignments of life insurance previously executed by Daniel A. Hamann, Esther Brabec and Julie H. Bunderson in favor of the Bank.

     4.   The Borrower represents and warrants to the Bank that:

          a. All required regulatory approvals of the New Loan and such pledge, consent and agreement, acquisition, and mergers have been obtained, and the Borrower, the Association, F&M Bank and Transitory Subsidiary, Inc. have all requisite power and authority to enter into such transactions; and

          b. This Amendment, the Amended and Restated Term Note, such stock powers, and such consent and agreement (collectively called the "Amendment Documents"), when executed and delivered, will constitute the legal, valid and binding obligations of the parties executing the same (other than the Bank), subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity;

               c. All of the Borrower's representations and warranties to the Bank stated in Section 3 of the Credit Agreement (as defined herein), as amended herein, are true as of the date of this Amendment.

     5. The Credit Agreement dated October 17, 1997 between the Borrower and the Bank (the "Credit Agreement") is amended as follows:

          a. The reference to $650,000.00 is changed to $2,455,000.00 in the first paragraph of the Credit Agreement.

          b. Section 1.1 of the Credit Agreement is amended to read as follows:

          1.1 TERM NOTE. The Borrower's $2,455,000.00 Amended and Restated Term Note dated January 31, 1998 in favor of First Bank (together with any extensions, renewals, substitutions, modifications and changes thereof, the "Term Note") appropriately completed and duly

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     executed by the Borrower.

          c. Section 1.9 of the Credit Agreement is amended to read as follows:

          1.9  LOAN FEE.  A loan fee in the amount of $6,125.00.

          d. The last sentence in Section 3.1 of the Credit Agreement is amended to read as follows:

          F&M Bank is a state bank duly organized and chartered and validly existing and in good standing under the laws of the State of South Dakota.

          e. All references to the Association are changed to F&M Bank in Sections 3.3, 3.4, 3.5, 3.6, 3.8, 4.1(b), 4.1(c), 4.2, 4.3, 4.4, 4.5, 4.6, 4.7,
5, 5.2, 5.3, 5.5, 6.1(f), 6.1(g), and 7.7 of the Credit Agreement.

          f. Section 6.1(h) of the Credit Agreement is amended to read as follows:

               (h) STOCK OWNERSHIP. The Borrower shall at any time own less than 97% of the issued and outstanding shares of any class of stock of F&M Bank.

     6. Except as amended herein or herewith, all provisions of the Credit Agreement and all acknowledgments of the parties remain in fill force and effect. No provision of this Amendment can be amended, modified, waived or terminated, except by a writing executed by the Borrower and the Bank. The Borrower shall pay to the Bank on demand all of the Banks costs and expenses, including but not limited to reasonable attorneys' fees and legal expenses, in connection with this Amendment, the writings executed herewith, and the transactions described herein and therein. This Amendment shall bind and benefit the parties and their respective successors and assigns; provided, the Borrower shall not assign any of its rights or obligations under the Credit Agreement or this Amendment without the prior written consent of the Bank, and any assignment in violation of this sentence shall be null and void. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

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     Executed as of the date first above written.

                                      SPECTRUM BANCORPORATION, INC.


                                      By ______________________________
                                      Title ___________________________

                                      FIRST BANK NATIONAL ASSOCIATION


                                      By ______________________________
                                      Title ___________________________














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